Exhibit 99.1

Filed by Liberty Media Corporation Pursuant to Rule 425
Under the Securities Act of 1933 and deemed filed pursuant to
Rule 14a-6(b) of the Securities Exchange Act of 1934.

Subject Company: Liberty Media Corporation
Commission File No.: 001-33982

Subject Company: Liberty CapStarz, Inc.
Commission File No.: 333-171201

LIBERTY MEDIA CORPORATION

NOTICE OF REDEMPTION

OF LIBERTY CAPITAL COMMON STOCK
AND LIBERTY STARZ COMMON STOCK

Pursuant to Sections A.2.(e)(iv) and A.2.(f)(iv) of the Restated Certificate of Incorporation of Liberty Media Corporation, a Delaware corporation (the “Company”), YOU ARE HEREBY NOTIFIED, as a holder of shares of the Company’s Liberty Capital common stock and/or Liberty Starz common stock, that provided the remaining conditions referred to below are satisfied (or, where permissible, waived), the Company intends to redeem (the “Redemptions”) all of the outstanding shares of the aforementioned stocks for all of the outstanding shares of the common stock of Liberty CapStarz, Inc. (“CapStarz”), a wholly owned subsidiary of the Company that will hold all of the assets and businesses that are currently attributed to the Company’s Liberty Capital group and Liberty Starz group, such that each outstanding share of the Company’s Liberty Capital common stock will be redeemed for one share of the corresponding series of CapStarz’s Liberty Capital common stock and each outstanding share of the Company’s Liberty Starz common stock will be redeemed for one share of the corresponding series of CapStarz’s Liberty Starz common stock.  The Redemptions and the resulting separation of CapStarz from the Company is referred to herein as the “Split-Off.”  The Split-Off is described in the Company’s proxy statement (the “Proxy Statement”), dated April 18, 2011, for the Company’s special meeting of stockholders held on May 23, 2011 (the “Special Meeting”).  The Proxy Statement was mailed to holders of record of the Company’s Liberty Capital common stock and Liberty Starz common stock as of 5:00 p.m. New York City time on April 11, 2011, which was the record date for the Special Meeting.   You may access the Proxy Statement on the investor relations page of the Company’s website (www.libertymedia.com), or you may contact D.F. King & Co., Inc. at (800) 967-4604 to receive a copy of the Proxy Statement.

At the Special Meeting, the proposals relating to the Split-Off received the requisite stockholder approval, thereby satisfying one of the conditions to the Split-Off.   All of the conditions to the Split-Off are described in the Proxy Statement.  As of the date of this Notice of Redemption, material conditions to the Split-Off have yet to be satisfied, including:

(1)  under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, certain waiting periods have not expired or been earlier terminated, nor have approvals been obtained from the Department of Justice or the Federal Trade Commission; and

(2) the favorable decision received by the Company in the Delaware Court of Chancery in the action entitled Liberty Media Corporation and Liberty Media LLC vs. The Bank of New York Mellon Trustee Company, as Trustee, has not become final and non-appealable (this condition will, however, be satisfied on June 8, 2011, unless the Trustee appeals the decision on or before that date).

If the conditions set forth in the Proxy Statement are satisfied or, where permissible, waived, the Company intends to redeem at 5:00 p.m. New York City time on June 21, 2011 (the “Redemption Date”), each outstanding share of the Company’s Liberty Capital common stock held by you as of 5:00 p.m. New York City time on the Redemption Date for one share of the corresponding series of CapStarz’s Liberty Capital common stock and each outstanding share of the Company’s Liberty Starz common stock held by you as of 5:00 p.m. New York City time on the Redemption Date for one share of the corresponding series of CapStarz’s Liberty Starz common stock.

If any of the conditions to the Split-Off are not satisfied or, where permissible, waived by 5:00 p.m. New York City time on June 21, 2011, the Split-Off will not occur on June 21, 2011.  In this event, the Company reserves the right to establish and announce a new Redemption Date which would occur upon the satisfaction or, where permissible, waiver of the remaining conditions to the Split-Off.

Upon completion of the Split-Off, CapStarz’s Capital Group will hold all of the businesses, assets and liabilities currently attributed to the Company’s Capital Group, and CapStarz’s Starz Group will hold all of the businesses, assets and liabilities currently attributed to the Company’s Starz Group. For more information about the businesses, assets and liabilities of CapStarz, the Capital Group and the Starz Group, as well as additional information about the timing, process and procedures relating to the Split-Off, please refer to the Proxy Statement.

If you hold certificated shares of the Company’s Liberty Capital common stock or Liberty Starz common stock, you will receive a letter of transmittal from Computershare Trust Company, N.A., the exchange agent, with instructions on how to surrender your redeemed certificated shares for shares of the corresponding series of CapStarz’s Liberty Capital common stock or Liberty Starz common stock.  You must surrender your stock certificates, together with a completed and duly executed letter of transmittal (and any other documentation required thereby) to Computershare, Corporate Actions, P.O. Box 43014, Providence, RI 02940-3014, in order to receive your CapStarz shares.  Please do not send your stock certificates to Computershare until you have received a letter of transmittal, and please do not send your stock certificates to Computershare without a duly executed letter of transmittal.

If you hold shares of the Company’s Liberty Capital common stock or Liberty Starz common stock in book-entry form you will not need to take any action to receive shares of CapStarz’s Liberty Capital common stock or Liberty Starz common stock in the Split-Off.  Rather, your account will be debited and promptly thereafter credited with the applicable shares deliverable to you in connection with the Split-Off.  No letter of transmittal will be delivered to you if you hold shares of the Company’s Liberty Capital common stock or Liberty Starz in book-entry form.

June 3, 2011

*****

Additional Information

Nothing in the foregoing shall constitute a solicitation to buy or an offer to sell shares of the split-off entity or any of Liberty Media’s tracking stocks. The offer and sale of shares in the proposed split-off will only be made pursuant to the registration statement of the split-off entity, which has been declared effective by the SEC. Liberty Media stockholders and other investors are urged to read the registration statement filed with and declared effective by the SEC, including the proxy statement/prospectus contained therein, because they contain important information about the split-off. Copies of these SEC filings are available free of charge at the SEC’s website (http://www.sec.gov). Copies of the filings together with the materials incorporated by reference therein will also be available, without charge, by directing a request to Liberty Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: Investor Relations, Telephone: (720) 875-5408.

Participants in a Solicitation

The directors and executive officers of Liberty Media and other persons may be deemed to have been participants in the solicitation of proxies in respect of proposals to approve the split-off. Information regarding Liberty Media’s directors and executive officers, those of the split-off entity and other participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are available in the definitive proxy materials filed with the SEC.